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EXHIBIT 10.1

                          February 15, 2003 ADDENDUM TO
                   WAREHOUSING LINE OF CREDIT PROMISSORY NOTE
                       Originally Dated February 20, 2002


         On February 20, 2002, Temporary Financial Services, Inc. ("TFS") and Genesis Financial, Inc. ("GENESIS") entered into a Warehousing Line of Credit Promissory Note and related loan documents (collectively the "Line of Credit") for a $2,000,000 secured line of credit. TFS was the lender and GENESIS was the borrower under these documents. The Line was intended to provide GENESIS with funds for the purchase of seller financed real estate contracts. The Warehousing Line of Credit Promissory Note is due by its terms on February 15, 2003.

         In January, 2003, TFS and GENESIS agreed that an extension of the line of credit would be needed as GENESIS was not yet in a position to obtain funding from other sources or through other means. TFS agreed to extend the line of credit through August 15, 2003 in order to allow TFS and GENESIS to negotiate new terms for the Line of Credit. On February 15, 2003, TFS and GENESIS entered into this Addendum to the Warehousing Line of Credit Agreement.

         This Addendum changes the due date for the Warehousing Line of Credit Promissory Note to August 15, 2003. All other terms of the Line of Credit remain in full force and effect, including the "Advance and Repayment Procedures," the "Financial Covenants and Reporting Obligations," the "Security Agreement," and the "Guaranty."

         TFS and GENESIS agree to negotiate in good faith for an extension of the Line of Credit and agree to execute an appropriate agreement reflecting the additional extension as soon as the terms are agreed upon, but in no event later than August 15, 2003.

         Dated this 15th day of February, 2003.

GENESIS FINANCIAL, INC.                       ATTEST:


/s/ Michael A. Kirk, President                /s/ Douglas B. Durham, Chairman




Accepted this 15th day of February, 2002 in Spokane, Washington.

Temporary Financial Services, Inc.             Attest:


/s/ John R. Coghlan, President                 /s/ Brad E. Herr, Secretary


                                 10-QSB Page 22
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